Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

NATIONAL OILWELL VARCO, INC.

AND

NOW INC.

DATED AS OF MAY 29, 2014

i

ii

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, made and entered into effective as of May 29, 2014 (this “Agreement”), is by and between National Oilwell Varco, Inc., a Delaware corporation (“NOV”), and NOW Inc., a Delaware corporation (“SpinCo”). NOV and SpinCo are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I.

RECITALS

WHEREAS, NOV has determined that it would be appropriate, desirable and in the best interests of NOV and the shareholders of NOV to separate the SpinCo Business from NOV;

WHEREAS, NOV and SpinCo have entered into the Separation and Distribution Agreement, dated May 29, 2014 (the “Separation Agreement”), in connection with the separation of the SpinCo Business from NOV and the Distribution of SpinCo Common Stock to shareholders of NOV;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of SpinCo and its subsidiaries from NOV; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for the Parties to allocate between them certain Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and to address certain other employment matters.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Adjusted NOV Option” has the meaning set forth in Section 4.1(a).

“Adjusted NOV PSA” has the meaning set forth in Section 4.3(a).

“Adjusted NOV RSA” has the meaning set forth in Section 4.2(a).

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” means this Employee Matters Agreement, together with all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 10.4.

“Ancillary Agreements” has the meaning set forth in the Separation Agreement.

“Assets” has the meaning set forth in the Separation Agreement.

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any employee or other service provider, or to any family member, dependent, or beneficiary of any such employee or service provider, including pension plans, thrift plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, health, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, the term “Benefit Plan” does not include any workers compensation or similar insurance plans, programs or policies.

“Canada Tax Act” means the Income Tax Act (Canada).

“Canadian Holder” has the meaning set forth in Section 9.2.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code, and similar applicable state Law.

“Code” has the meaning set forth in the Separation Agreement.

“Delayed Transfer SpinCo Option” has the meaning set forth in Section 4.1(c).

“Delayed Transfer SpinCo PSA” has the meaning set forth in Section 4.3(c).

“Delayed Transfer SpinCo RSA” has the meaning set forth in Section 4.2(c).

“Distribution” has the meaning set forth in the Separation Agreement.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Employee” means any NOV Group Employee, Former Employee or SpinCo Group Employee.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“FICA” has the meaning set forth in Section 3.1(f).

“Former Employee” means a former employee of the NOV Group whose employment with the NOV Group was terminated before the Distribution (and who is not actively employed by the NOV Group as of the Distribution), regardless of whether or not he or she provided services to the SpinCo Business while employed.

“FUTA” has the meaning set forth in Section 3.1(f).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Law” has the meaning set forth in the Separation Agreement.

“Liabilities” has the meaning set forth in the Separation Agreement.

“NOV” has the meaning set forth in the preamble to this Agreement.

“NOV 401(k) Plan” means the National Oilwell Varco, Inc. 401(k) and Retirement Savings Plan.

“NOV 401(k) Plan Beneficiaries” has the meaning set forth in Section 5.2(b).

“NOV Annual Bonus Plan” has the meaning set forth in Section 4.5(a).

“NOV Benefit Plan” means any Benefit Plan sponsored or maintained by a NOV Entity immediately prior to the Distribution Date.

“NOV Common Stock” means the common stock, par value $0.01 per share, of NOV.

“NOV Delayed Stock Value” means the simple average of the volume weighted average per share price of NOV Common Stock trading on the NYSE during Regular Trading Hours on the four Trading Days immediately preceding the Transfer Date.

“NOV Entity” means any member of the NOV Group.

“NOV Equity Plan” means any equity compensation plan sponsored or maintained by NOV immediately prior to the Distribution Date, including the National Oilwell Varco, Inc. Long-Term Incentive Plan, the Grant Prideco, Inc. 2006 Long-Term Incentive Plan, the Grant-Prideco, Inc. 2001 Stock Option and Restricted Stock Plan, the Grant Prideco, Inc. 2000 Employee Stock Option and Restricted Stock Plan, the National Oilwell, Inc. Stock Award and Long-Term Incentive Plan and the Varco International, Inc. 2003 Equity Participation Plan.

“NOV Group” has the meaning set forth in the Separation Agreement.

“NOV Group Employee” means any individual who is employed by a NOV Entity immediately after the Distribution.

“NOV Nonqualified Plan” means the National Oilwell Varco, Inc. Supplemental Savings Plan.

“NOV Options” means exercisable and non-exercisable options to purchase shares of NOV Common Stock granted pursuant to any of the NOV Equity Plans.

“NOV Pension Plans” has the meaning set forth in Section 5.1.

“NOV Post-Distribution Stock Value” means the simple average of the volume weighted average per share price of NOV Common Stock trading on the NYSE during Regular Trading Hours on the first four Trading Days following the Distribution Date.

“NOV Pre-Distribution Stock Value” means the simple average of the volume weighted average per share price of NOV Common Stock trading “regular way with due bills” on the NYSE during Regular Trading Hours on the Distribution Date and the three immediately preceding Trading Days.

“NOV Price Ratio” means the quotient obtained by dividing the NOV Post-Distribution Stock Value by the NOV Pre-Distribution Stock Value.

“NOV PSAs” means performance share awards issued under any of the NOV Equity Plans.

“NOV Reimbursement Account Plan” has the meaning set forth in Section 7.7.

“NOV RSAs” means restricted stock awards issued under any of the NOV Equity Plans.

“NOV Share Ratio” means the quotient obtained by dividing the NOV Pre-Distribution Stock Value by the NOV Post-Distribution Stock Value.

“NOV Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the NOV Group as of immediately prior to the Distribution Date.

“NYSE” means the New York Stock Exchange.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Separation Agreement.

“Post Distribution Transferred Employee” means any NOV Group Employee who, as a result of the Distribution, leaves the employment of the NOV Group and becomes an employee of any SpinCo Entity within sixty (60) days after the Distribution Date.

“Record Date” has the meaning set forth in the Separation Agreement.

“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.

“Securities Act” has the meaning set forth in the Separation Agreement.

“Separation Agreement” has the meaning set forth in the recitals to this Agreement.

“SpinCo” has the meaning set forth in the preamble to this Agreement.

“SpinCo 401(k) Plan” has the meaning set forth in Section 5.2(a).

“SpinCo 401(k) Plan Beneficiaries” has the meaning set forth in Section 5.2(b).

“SpinCo Annual Bonus Plan” has the meaning set forth in Section 4.5(b).

“SpinCo Benefit Plan” means any Benefit Plan sponsored or maintained by a SpinCo Entity immediately following the Distribution Date.

“SpinCo Business” has the meaning set forth in the Separation Agreement.

“SpinCo Common Stock” means the common stock, par value $0.01 per share, of SpinCo.

“SpinCo Delayed Price Ratio” means the quotient obtained by dividing the SpinCo Delayed Stock Value by the NOV Delayed Stock Value.

“SpinCo Delayed Share Ratio” means the quotient obtained by dividing the NOV Delayed Stock Value by the SpinCo Delayed Stock Value.

“SpinCo Delayed Stock Value” means the simple average of the volume weighted average per share price of SpinCo Common Stock trading on the NYSE during Regular Trading Hours on the four Trading Days immediately preceding the Transfer Date.

“SpinCo Entity” means any member of the SpinCo Group.

“SpinCo Equity Plan” means the plan adopted by SpinCo prior to the Distribution Date and approved by NOV, as sole shareholder of SpinCo, under which the SpinCo equity-based awards in Article IV shall be issued.

“SpinCo Group” has the meaning set forth in the Separation Agreement.

“SpinCo Group Employees” has the meaning given such term in Section 3.1(a).

“SpinCo Nonqualified Plan” has the meaning given such term in Section 6.3(c).

“SpinCo Nonqualified Plan Beneficiaries” has the meaning given such term in Section 6.3(c).

“SpinCo Option” has the meaning set forth in Section 4.1(b).

“SpinCo Pension Participants” has the meaning set forth in Section 5.1.

“SpinCo Price Ratio” means the quotient obtained by dividing the SpinCo Stock Value by the NOV Pre-Distribution Stock Value.

“SpinCo PSA” has the meaning set forth in Section 4.3(b).

“SpinCo Reimbursement Account Plan” has the meaning set forth in Section 7.7.

“SpinCo Share Ratio” means the quotient obtained by dividing the NOV Pre-Distribution Stock Value by the SpinCo Stock Value.

“SpinCo Stock Value” means the simple average of the volume weighted average per share price of SpinCo Common Stock trading on the NYSE during Regular Trading Hours on the first four Trading Days following the Distribution Date.

“SpinCo RSA” has the meaning set forth in Section 4.2(b).

“SpinCo Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the SpinCo Group immediately after the Distribution Date.

“SpinCo Welfare Plan Participants” has the meaning set forth in Section 7.1.

“Spinoff Agreements” means this Agreement, the Separation Agreement and any Ancillary Agreement.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in shares of NOV Common Stock is permitted on the NYSE.

“Transfer Date” means, with respect to any Post Distribution Transferred Employee, the date such Post Distribution Transferred Employee becomes an employee of a SpinCo Entity.

“Transition Date” has the meaning set forth in Section 7.1.

“Transition Services Agreement” has the meaning set forth in the Separation Agreement.

“U.S.” means the United States of America.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits; provided, however, the term “Welfare Plan” does not include any workers compensation or similar insurance plans, programs or policies.

Section 1.2. Interpretation. The provisions of Section 10.16 of the Separation Agreement are hereby incorporated by incorporated by reference.

ARTICLE II.

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.1. General Principles.

(a) Except as otherwise provided in the Spinoff Agreements, effective as of the Distribution Date, SpinCo, or one or more members of the SpinCo Group (as determined by SpinCo), shall assume or continue the sponsorship of, and shall pay, perform and discharge, and no NOV Entity shall have any Liability with respect to or under, the following agreements, obligations and Liabilities, and SpinCo shall indemnify each NOV Entity, and the officers, directors, and employees of each NOV Entity, and hold them harmless with respect to such agreements, obligations and Liabilities:

                    (i) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any SpinCo Group Employee prior to, on or after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;

                    (ii) any and all immigration-related, visa, work application or similar rights, obligations and Liabilities related to any SpinCo Group Employee; and

                    (iii) except as expressly provided in the Separation Agreement, any and all Liabilities and obligations whatsoever with respect to claims made by or on behalf of any SpinCo Group Employee in connection with any employee benefit plan, program or policy not retained or assumed by any NOV Entity pursuant to the Spinoff Agreements, including any such Liabilities relating to actions or omissions of or by any SpinCo Entity or any officer, director, employee or agent thereof prior to, on or after the Distribution Date.

(b) Except as otherwise provided in this Agreement, effective as of the Distribution Date, no SpinCo Entity shall have any Liability with respect to or under, the following agreements, obligations and Liabilities, and NOV shall indemnify each SpinCo Entity, and the officers, directors, and employees of each SpinCo Entity, and hold them harmless with respect to such agreements, obligations and Liabilities:

                    (i) any and all wages, salaries, incentive compensation, commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any NOV Group Employee or Former Employee prior to, on or after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;

                    (ii) any and all immigration-related, visa, work application or similar rights, obligations and Liabilities related to any NOV Group Employee or Former Employee; and

                    (iii) any and all Liabilities and obligations whatsoever with respect to, claims made by or on behalf of any NOV Group Employee or Former Employee in connection with any employee benefit plan, program or policy not retained or assumed by any SpinCo Entity pursuant to the Spinoff Agreements, including such Liabilities relating to actions or omissions of or by any NOV Entity or any officer, director, employee or agent thereof on, prior to or after the Distribution Date.

(c) Notwithstanding the foregoing provisions of this Section 2.1(a):

                    (i) if a SpinCo Group Employee becomes an employee of the NOV Group after the Distribution Date, the indemnification obligations of SpinCo in Section 2.1(a), as they relate to such Employee, shall only apply to Liabilities arising prior to such individual becoming an employee of the NOV Group after the Distribution Date; and

                    (ii) if a NOV Group Employee or Former Employee becomes an employee of the SpinCo Group after the Distribution Date, the indemnification obligations of NOV in Section 2.1(b), as they relate to such Employee, shall only apply to Liabilities arising prior to such individual becoming an employee of the SpinCo Group after the Distribution Date.

Section 2.2. Service Credit.

(a) Service for Eligibility and Vesting Purposes. Except as otherwise provided in any other provision of this Agreement and subject to applicable Law, from and after the Distribution Date, SpinCo shall, and shall cause each other SpinCo Entity to, take commercially reasonable steps to give each SpinCo Group Employee’s and Post Distribution Transferred Employee’s full service credit for purposes of eligibility and vesting under any SpinCo Benefit Plan for pre-Distribution Date service with any NOV Entity, to the same extent such service was properly recognized by the applicable NOV Benefit Plans immediately prior to the Distribution Date.

(b) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by either Party (the “Requesting Party”), the other Party (the “Providing Party”) will timely provide to the Requesting Party copies of any records available to the Providing Party to document the service, plan participation and membership of former Employees of the Providing Party who are then Employees of the Requesting Party, and will cooperate with the Requesting Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any such Employee.

Section 2.3. Transition Services. The NOV Group or the SpinCo Group may provide administrative services for certain of the other Party’s benefit programs, payroll and other related matters for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

Section 2.4. No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in the Spinoff Agreements, no participant in or beneficiary of the SpinCo 401(k) Plan, SpinCo Welfare Plans or other SpinCo Benefit Plans shall receive benefits under such SpinCo Benefits Plans to the extent that receipt of such benefits would result in duplication of benefits provided by the corresponding Benefit Plan or arrangement of any NOV Entity. Furthermore, unless expressly provided for in the Spinoff Agreements or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any compensation arrangement or Benefit Plan on the part of or with respect to any NOV Group Employee, Former Employee, SpinCo Group Employee, or Post Distribution Transferred Employee.

ARTICLE III.

ASSIGNMENT OF EMPLOYEES

Section 3.1. Active Employees.

(a) SpinCo Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately prior to the Distribution Date, NOV or its applicable Subsidiary shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the SpinCo Group following the Distribution is employed by a SpinCo Entity immediately prior to the Distribution. Individuals referred to in the immediately preceding sentence who commence active employment with a SpinCo Entity shall be referred to as the “SpinCo Group Employees.” Each of the Parties shall execute, and shall seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(b) NOV Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately prior to the Distribution Date, NOV or its applicable Subsidiary shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the NOV Group following the Distribution (collectively, the “NOV Group Employees”) is employed by a NOV Entity immediately prior to the Distribution. Each of the Parties shall execute, and shall seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement (except as provided under Article IX), nothing in this Agreement shall create any obligation on the part of any NOV Entity or any SpinCo Entity to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Distribution Date (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(d) Severance. The Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 shall not entitle any Employee to any termination pay, separation pay, salary continuation, severance payments or similar benefits from any member of the NOV Group or the SpinCo Group.

(e) Not a Change of Control/Change in Control. Neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan of any NOV Entity or of any SpinCo Entity.

(f) Payroll and Related Taxes. With respect to the tax year containing the Distribution Date, SpinCo will (i) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding SpinCo Group Employees and (ii) furnish a Form W-2 or similar earnings statement to all SpinCo Group Employees. With respect to the portion of the tax year ending on and including the day prior to the Transfer Date, SpinCo will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement, to all Post Distribution Transferred Employees, if any, who were employed by any member of the NOV Group during such period. With respect to each affected Post Distribution Transferred Employee, NOV and SpinCo shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (i) treat SpinCo (or the applicable SpinCo Entity) as a “successor employer” and NOV (or the applicable NOV Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (ii) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Transfer Date with respect to each Post Distribution Transferred Employee for the tax year during which the Transfer Date occurs, and (iii) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Post Distribution Transferred Employee for the tax year in which the Transfer Date occurs, in a manner provided in Section 5 of Revenue Procedure 2004-53.

Section 3.2. Employee Records. NOV shall provide to SpinCo copies of any and all employment records and information (including, but not limited to, any employee files, Form I-9, Form W-2 or other IRS forms) with respect to the SpinCo Group Employees or Post Distribution Transferred Employees and other records reasonably required by SpinCo to enable SpinCo to properly carry out its obligations under this Agreement and under applicable Law. Such provision of records and information shall occur as soon as administratively practicable on or after the Distribution Date or Transfer Date, as applicable, and in all events no later than as required by applicable Law. With respect to any non-electronic copies of employee records and information, NOV shall maintain such employee records and information, including compensation data, consistent with existing document retention polices and they will be made available to SpinCo upon request. Subject to applicable Law, each Party shall permit the other Party reasonable access to employee records and information, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder. SpinCo shall bear or reimburse NOV for all reasonable out-of-pocket expenses that are properly substantiated in writing and that are associated with accessing any files stored at third party facilities, and NOV shall have no liability for any loss or damage to files caused (in connection with such access by SpinCo) by third parties or events outside of NOV’s reasonable control.

Section 3.3. Termination of Participation in NOV Benefit Plans. Except as otherwise specified in the Spinoff Agreements, each SpinCo Entity shall terminate its participation in any and all NOV Benefit Plans as of the Distribution Date or at such earlier time as NOV, in its discretion, may direct.

ARTICLE IV.

EQUITY AND INCENTIVE COMPENSATION PLANS

Section 4.1. Stock Options.

(a) NOV Group Employees and Former Employees. Each NOV Option that is outstanding as of the Distribution Date and held by a NOV Group Employee or a Former Employee shall remain an option to purchase NOV Common Stock issued under the applicable NOV Equity Plan (each such option, an “Adjusted NOV Option”). Each Adjusted NOV Option shall be subject to the same terms and conditions after the Distribution Date as the terms and conditions applicable to the corresponding NOV Option immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date:

(i) the per-share exercise price of each such Adjusted NOV Option shall be equal to the product of (A) the per-share exercise price of the corresponding NOV Option immediately prior to the Distribution Date multiplied by (B) the NOV Price Ratio, rounded up to the nearest whole hundredth of a cent; and

(ii) the number of shares of NOV Common Stock subject to each such Adjusted NOV Option shall be equal to the product of (A) the number of shares of NOV Common Stock subject to the corresponding NOV Option immediately prior to the Distribution Date multiplied by (B) the NOV Share Ratio, with any fractional share rounded down to the nearest whole share.

(b) SpinCo Group Employees. Each NOV Option that is outstanding as of the Distribution Date and held by a SpinCo Group Employee shall be converted as of the Distribution Date into an option to purchase SpinCo Common Stock (each such option, a “SpinCo Option”) pursuant to the terms of the SpinCo Equity Plan. Each SpinCo Option shall be subject to terms and conditions after the Distribution Date that are substantially identical to the terms and conditions applicable to the corresponding NOV Option immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date:

(i) the per-share exercise price of each such SpinCo Option shall be equal to the product of (A) the per-share exercise price of the corresponding NOV Option immediately prior to the Distribution Date multiplied by (ii) the SpinCo Price Ratio, rounded up to the nearest whole hundredth of a cent; and

(ii) the number of shares of SpinCo Common Stock subject to each such SpinCo Option shall be equal to the product of (A) the number of shares of NOV Common Stock subject to the corresponding NOV Option immediately prior to the Distribution Date multiplied by (B) the SpinCo Share Ratio, with any fractional share rounded down to the nearest whole share.

(c) Post-Distribution Transferred Employees. Each outstanding NOV Option held by a Post-Distribution Transferred Employee and that is outstanding as of the Transfer Date shall be converted as of the Transfer Date into an option to purchase SpinCo Common Stock (each such option, a “Delayed Transfer SpinCo Option”) pursuant to the terms of the SpinCo Equity Plan. Each Delayed Transfer SpinCo Option shall be subject to terms and conditions after the Transfer Date that are substantially identical to the terms and conditions applicable to the corresponding NOV Option immediately prior to the Transfer Date; provided, however, that from and after the Transfer Date:

(i) the per-share exercise price of each such Delayed Transfer SpinCo Option shall be equal to the product of (A) the per-share exercise price of the corresponding NOV Option immediately prior to the Transfer Date multiplied by (ii) the SpinCo Delayed Price Ratio, rounded up to the nearest whole hundredth of a cent; and

(ii) the number of shares of SpinCo Common Stock subject to each such Delayed Transfer SpinCo Option shall be equal to the product of (A) the number of shares of NOV Common Stock subject to the corresponding NOV Option immediately prior to the Transfer Date multiplied by (B) the SpinCo Delayed Share Ratio, with any fractional share rounded down to the nearest whole share.

(d) Sections 409A and 424. The adjustment or conversion of an NOV Option shall be effectuated in a manner that is intended to avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Section 409A of the Code and to comply with the applicable provisions of Treasury Regulation Section 1.424-1.

Section 4.2. Restricted Stock Awards.

(a) NOV Group Employees and Former Employees. Each NOV RSA that is outstanding as of the Distribution Date and held by a NOV Group Employee or a Former Employee shall be adjusted by multiplying the number of shares of NOV Common Stock subject to such NOV RSA by the NOV Share Ratio (each such adjusted NOV RSA, an “Adjusted NOV RSA”). If the resulting product includes a fractional share, the number of shares of NOV Common Stock subject to such Adjusted NOV RSA shall be rounded down to the nearest whole share. Each Adjusted NOV RSA shall be subject to the same terms and conditions after the Distribution Date as the terms and conditions applicable to the corresponding NOV RSA immediately prior to the Distribution Date.

(b) SpinCo Group Employees. Each NOV RSA that is outstanding as of the Distribution Date and held by a SpinCo Group Employee shall be converted as of the Distribution Date into a SpinCo restricted stock award (each such award, a “SpinCo RSA”) pursuant to the terms of the SpinCo Equity Plan. Each SpinCo RSA shall be subject to terms and conditions after the Distribution Date that are substantially similar to the terms and conditions applicable to the corresponding NOV RSA immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date:

(i) the number of shares of SpinCo Common Stock subject to each such SpinCo RSA shall be set at a number equal to the product of (A) the number of shares of NOV Common Stock subject to the corresponding NOV RSA immediately prior to the Distribution Date multiplied by (B) the SpinCo Share Ratio, with any fractional share rounded down to the nearest whole share; and

(ii) each such SpinCo RSA shall not be subject to any performance-based vesting conditions but shall vest only upon completion of the originally established performance period of the corresponding NOV RSA, assuming the continued employment of the holder of such SpinCo RSA by SpinCo or a member of the SpinCo Group through such period.

(c) Post-Distribution Transferred Employees. Each outstanding NOV RSA held by a Post-Distribution Transferred Employee and that is outstanding as of the Transfer Date shall be converted as of the Transfer Date into a SpinCo restricted stock award (each such award, a “Delayed Transfer SpinCo RSA”) pursuant to the terms of the SpinCo Equity Plan. Each Delayed Transfer SpinCo RSA shall be subject to terms and conditions after the Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding NOV RSA immediately prior to the Transfer Date; provided, however, that from and after the Transfer Date:

(i) the number of shares of SpinCo Common Stock subject to each such Delayed Transfer SpinCo RSA shall be set at a number equal to the product of (A) the number of shares of NOV Common Stock subject to the corresponding NOV RSA immediately prior to the Transfer Date multiplied by (B) the SpinCo Delayed Share Ratio, with any fractional share rounded down to the nearest whole share; and

(ii) each such Delayed Transfer SpinCo RSA shall not be subject to any performance-based vesting conditions but shall vest only upon completion of the originally established performance period of the corresponding NOV RSA, assuming the continued employment of the holder of such Delayed Transfer SpinCo RSA by SpinCo or a member of the SpinCo Group through such period.

Section 4.3. Performance Share Awards.

(a) NOV Group Employees and Former Employees. The target level of each NOV PSA that is outstanding as of the Distribution Date and held by a NOV Group Employee or a Former Employee shall be adjusted by multiplying the target level number of shares of NOV Common Stock subject to such NOV PSA by the NOV Share Ratio (each such adjusted NOV PSA, an “Adjusted NOV PSA”). If the resulting product includes a fractional share, the number of shares of NOV Common Stock subject to such Adjusted NOV PSA shall be rounded down to the nearest whole share. Each Adjusted NOV PSA shall be subject to the same terms and conditions after the Distribution Date as the terms and conditions applicable to the corresponding NOV PSA immediately prior to the Distribution Date.

(b) SpinCo Group Employees. Each NOV PSA that is outstanding as of the Distribution Date and held by a SpinCo Group Employee shall be converted as of the Distribution Date into a SpinCo performance share award (each such award, a “SpinCo PSA”) pursuant to the terms of the SpinCo Equity Plan. Each SpinCo PSA shall be subject to terms and conditions after the Distribution Date that are substantially similar to the terms and conditions applicable to the corresponding NOV PSA immediately prior to the Distribution Date; provided, however, that from and after the Distribution Date:

(i) the number of shares of SpinCo Common Stock subject to each such SpinCo PSA shall be set at a number equal to the product of (A) the target level number of shares of NOV Common Stock subject to the corresponding NOV PSA immediately prior to the Distribution Date multiplied by (B) the SpinCo Share Ratio, with any fractional share rounded down to the nearest whole share; and

(ii) each such SpinCo PSA shall not be subject to any performance-based vesting conditions but shall vest only upon completion of the originally established performance period of the corresponding NOV PSA, assuming the continued employment of the holder of such SpinCo PSA by SpinCo or a member of the SpinCo Group through such period.

(c) Post-Distribution Transferred Employees. Each outstanding NOV PSA held by a Post-Distribution Transferred Employee and that is outstanding as of the Transfer Date shall be converted as of the Transfer Date into a SpinCo performance share award (each such award, a “Delayed Transfer SpinCo PSA”) pursuant to the terms of the SpinCo Equity Plan. Each Delayed Transfer SpinCo PSA shall be subject to terms and conditions after the Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding NOV PSA immediately prior to the Transfer Date; provided, however, that from and after the Transfer Date:

(i) the number of shares of SpinCo Common Stock subject to each such Delayed Transfer SpinCo PSA shall be set at a number equal to the product of (A) the target level number of shares of NOV Common Stock subject to the corresponding NOV PSA immediately prior to the Transfer Date multiplied by (B) the SpinCo Delayed Share Ratio, with any fractional share rounded down to the nearest whole share; and

(ii) each such Delayed Transfer SpinCo PSA shall not be subject to any performance-based vesting conditions but shall vest only upon completion of the originally established performance period of the corresponding NOV PSA, assuming the continued employment of the holder of such Delayed Transfer SpinCo PSA by SpinCo or a member of the SpinCo Group through such period.

Section 4.4. Liabilities for Settlement of Awards.

(a) Settlement of Adjusted NOV Options. NOV shall be responsible for all Liabilities associated with the Adjusted NOV Options including any option exercise, share delivery, registration or other obligations related to the exercise of the Adjusted NOV Options.

(b) Settlement of SpinCo Options. SpinCo shall be responsible for all Liabilities associated with the SpinCo Options including any option exercise, share delivery, registration or other obligations related to the exercise of the SpinCo Options.

(c) Settlement of Delayed Transfer SpinCo Options. SpinCo shall be responsible for all Liabilities associated with the Delayed Transfer SpinCo Options including any option exercise, share delivery, registration or other obligations related to the exercise of the Delayed Transfer SpinCo Options.

(d) Settlement of Adjusted NOV RSAs. NOV shall be responsible for all Liabilities associated with the Adjusted NOV RSAs including any share delivery, registration or other obligations related to the settlement of the Adjusted NOV RSAs.

(e) Settlement of SpinCo RSAs. SpinCo shall be responsible for all Liabilities associated with the SpinCo RSAs including any share delivery, registration or other obligations related to the settlement of the SpinCo RSAs.

(f) Settlement of Delayed Transfer SpinCo RSAs. SpinCo shall be responsible for all Liabilities associated with the Delayed Transfer SpinCo RSAs including any share delivery, registration or other obligations related to the settlement of the Delayed Transfer SpinCo RSAs.

(g) Settlement of Adjusted NOV PSAs. NOV shall be responsible for all Liabilities associated with the Adjusted NOV PSAs, including any share delivery, registration or other obligations related to the settlement of the Adjusted NOV PSAs.

(h) Settlement of SpinCo PSAs. SpinCo shall be responsible for all Liabilities associated with the SpinCo PSAs, including any share delivery, registration or other obligations related to the settlement of the SpinCo PSAs.

(i) Settlement of Delayed Transfer SpinCo PSAs. SpinCo shall be responsible for all Liabilities associated with the Delayed Transfer SpinCo PSAs, including any share delivery, registration or other obligations related to the settlement of the Delayed Transfer SpinCo PSAs.

Section 4.5. Bonus and Incentive Payments.

(a) Not later than the Distribution Date, SpinCo shall, or shall cause another SpinCo Entity to, take commercially reasonable steps to adopt a plan that will provide annual bonus or short-term cash incentive opportunities for SpinCo Group Employees and Post-Distribution Transferred Employees that are substantially similar to the opportunities provided to such Employees immediately prior to the Distribution Date (the “SpinCo Annual Bonus Plan”),

subject to SpinCo’s right to amend or terminate such plan after the Distribution Date in accordance with the terms thereof. The SpinCo Annual Bonus Plan shall be approved prior to the Distribution Date by NOV, as the sole shareholder of SpinCo, and SpinCo Group Employees shall participate in such SpinCo Annual Bonus Plan immediately following the Distribution Date; provided, however, for the 2014 performance period, in determining whether the performance goals under the SpinCo Annual Bonus Plan have been achieved, SpinCo shall take into account the financial and operational performance of the SpinCo Business prior to the Distribution Date, and service with NOV shall be credited for the purposes of determining whether such SpinCo Group Employee had been a participant in the SpinCo Annual Bonus Plan during such performance period.

(b) For the avoidance of doubt, (i) the NOV Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any NOV Group Employee is eligible to receive under any NOV annual bonus plans with respect to payments made beginning at or after the Distribution Date, including the NOV Annual Bonus Plan, and no SpinCo Entity shall have any obligations with respect thereto, and (ii) the SpinCo Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any SpinCo Group Employee or Post Distribution Transferred Employee is eligible to receive under any SpinCo Group annual bonus and other short-term incentive compensation plans with respect to payments made beginning at or after the Distribution Date, including the SpinCo Annual Bonus Plan, and no NOV Entity shall have any obligations with respect thereto.

Section 4.6. Form S-8. Upon or as soon as reasonably practicable after the Distribution Date and subject to applicable Law, SpinCo shall take commercially reasonable steps to prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of SpinCo Common Stock at a minimum equal to the number of shares subject to the SpinCo Options, the SpinCo RSAs and the SpinCo PSAs. SpinCo shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any such equity awards remain outstanding.

Section 4.7. Tax Reporting and Withholding for Equity-Based Awards. NOV (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of NOV Group Employees or Former Employees from equity-based awards, and SpinCo (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of SpinCo Group Employees from equity-based awards. Similarly, NOV will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards, and SpinCo will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards. Further, NOV (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for NOV Group Employees to each applicable taxing authority, and SpinCo (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for SpinCo Group Employees to each applicable taxing authority; provided, however, that either NOV or SpinCo shall act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. The Parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Section 4.8. Approval of SpinCo Equity Plan. Not later than the Distribution Date, SpinCo shall, or shall have caused a SpinCo Entity to, take commercially reasonable steps to adopt the SpinCo Equity Plan. The SpinCo Equity Plan shall be approved prior to the Distribution Date by NOV, as the sole shareholder of SpinCo.

ARTICLE V.

U.S. QUALIFIED RETIREMENT PLANS

Section 5.1. Defined Benefit Plans. The NOV Group shall retain all Assets and all Liabilities arising out of or relating to all Benefit Plans subject to Title IV of ERISA that are sponsored, maintained, contributed to by or required to be contributed to by any NOV Entity or with respect to which any NOV Entity has or could have any liability (“NOV Pension Plans”). Immediately prior to the Distribution Date or Transfer Date, each SpinCo Group Employee or Post Distribution Transferred Employee, respectively, who is a participant in any NOV Pension Plan (the “SpinCo Pension Participants”) shall cease to actively participate in all such NOV Pension Plans. As of the Distribution Date or Transfer Date, as applicable, each such SpinCo Pension Participant shall be treated in accordance with the terms of the applicable NOV Pension Plan(s) as a terminated vested participant under such NOV Pension Plan(s). No SpinCo Entity shall have any obligation to adopt, sponsor, maintain, participate in, contribute to or otherwise become liable with respect to any Benefit Plan subject to Title IV of ERISA as a result of the Distribution or otherwise.

Section 5.2. Defined Contribution Plans.

(a) Establishment of the SpinCo 401(k) Plan. No later than the Distribution Date, SpinCo shall, or shall cause another SpinCo Entity to, take commercially reasonable steps to establish a defined contribution plan and trust for the benefit of SpinCo Group Employees (the “SpinCo 401(k) Plan”). SpinCo shall be responsible for taking all commercially reasonable steps to establish, maintain, and administer the SpinCo 401(k) Plan with the intention that it be qualified under Section 401(a) of the Code and that the related trust thereunder be exempt under Section 501(a) of the Code. SpinCo (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the SpinCo 401(k) Plan.

(b) Transfer of NOV 401(k) Plan Assets. Not later than 90 days following the Distribution Date (or such later time as mutually agreed by the Parties), NOV shall cause the vested accounts (including any outstanding loan balances) in the NOV 401(k) Plan attributable to SpinCo Group Employees who will participate in the SpinCo 401(k) Plan (the “SpinCo 401(k) Plan Beneficiaries”) and all of the assets in the NOV 401(k) Plan trust related thereto (the “NOV 401(k) Plan SpinCo Assets”) to be transferred in kind or (at the election of the trustee of the NOV 401(k) Plan) in cash to the SpinCo 401(k) Plan, and SpinCo shall cause the SpinCo 401(k) Plan to accept such transfer of accounts and underlying NOV 401(k) Plan SpinCo Assets (including any participant promissory notes) and, effective as of the date of such transfer, to assume and to fully perform, pay, and discharge, all obligations of the NOV 401(k) Plan relating to the accounts of the SpinCo 401(k) Plan Beneficiaries (to the extent the NOV 401(k) Plan SpinCo Assets related to those accounts are actually transferred from the NOV 401(k) Plan to the SpinCo 401(k) Plan). Notwithstanding any provision to the contrary, the transfer of NOV 401(k) Plan SpinCo Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA. NOV shall be responsible for taking all necessary, reasonable and appropriate action so that, as of the date of transfer of the NOV 401(k) Plan SpinCo Assets and as of any other date relevant for purposes of this Agreement, the NOV 401(k) Plan is qualified under Section 401(a) of the Code and the related trust thereunder is exempt under Section 501(a) of the Code.

(c) Continuation of Elections. Subject to Section 5.2(d), as of the Distribution Date, SpinCo (acting directly or through its Affiliates) shall take commercially reasonable steps to cause the SpinCo 401(k) Plan to recognize and maintain all NOV 401(k) Plan elections, including but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo 401(k) Plan Beneficiaries, to the extent such election or designation is available under the SpinCo 401(k) Plan and may be continued under applicable Law. Prior to the Distribution Date, NOV shall provide written notice to all individuals anticipated to be SpinCo 401(k) Plan Beneficiaries of the intended continuation of such elections. Any deferrals under the SpinCo 401(k) Plan with respect to SpinCo 401(k) Plan Beneficiaries will begin on the first payroll period following the Distribution Date or Transfer Date, as applicable.

(d) Treatment of SpinCo Common Stock and NOV Common Stock.

(i) SpinCo Common Stock Held in NOV 401(k) Plan Accounts. Shares of SpinCo Common Stock distributed in connection with the Distribution in respect of shares of NOV Common Stock held in NOV 401(k) Plan accounts of NOV Group Employees or Former Employees who participate in the NOV 401(k) Plan (the “NOV 401(k) Plan Beneficiaries”) shall be deposited in a SpinCo Common Stock fund under the NOV 401(k) Plan, and NOV 401(k) Plan Beneficiaries will be prohibited from increasing their holdings in such SpinCo Common Stock fund under the NOV 401(k) Plan, unless the fund is transferred to a self-directed brokerage account, and may elect to liquidate their holdings in such SpinCo Common Stock fund and invest those monies in any other investment fund offered under the NOV 401(k) Plan. Any shares of SpinCo Common Stock held in NOV 401(k) Plan accounts of SpinCo Group Employees shall be transferred in kind to the trust underlying the SpinCo 401(k) Plan pursuant to Section 5.2(b).

(ii) SpinCo Common Stock Fund. The SpinCo 401(k) Plan will provide, effective as of the Distribution Date: (1) for the establishment of a SpinCo Common Stock fund and (2) that such SpinCo Common Stock fund shall receive a transfer of and hold all shares of SpinCo Common Stock distributed in connection with the Distribution in respect of NOV Common Stock held in NOV 401(k) Plan accounts of SpinCo 401(k) Plan Beneficiaries.

(iii) NOV Common Stock in SpinCo 401(k) Plan Accounts. Without limiting the generality of the provisions of Section 5.2(b), shares of NOV Common Stock held in NOV 401(k) Plan accounts of SpinCo 401(k) Plan Beneficiaries prior to the Distribution Date shall be transferred in kind to a NOV Common Stock Fund under the SpinCo 401(k) Plan pursuant to Section 5.2(b). SpinCo 401(k) Plan Beneficiaries will be prohibited from increasing their holdings in NOV Common Stock under such NOV Common Stock Fund and may elect to liquidate their holdings in such NOV Common Stock Fund and invest those monies in any other investment fund offered under the SpinCo 401(k) Plan.

(e) Tax Qualified Status. SpinCo will take commercially reasonable steps to establish and maintain the SpinCo 401(k) Plan with the intention that it be qualified under Section 401(a) of the Code and that the related trust be tax-exempt under Section 501(a) of the Code.

ARTICLE VI.

U.S. NONQUALIFIED DEFERRED COMPENSATION PLAN

Section 6.1. Assets and Liabilities. Except as provided in Section 6.5, the NOV Group shall retain all Assets and all Liabilities arising out of or relating to the NOV Nonqualified Plan, and shall timely make payments to all SpinCo Group Employees or Post Distribution Transferred Employees who are participants in the NOV Nonqualified Plan (the “Nonqualified Plan Participants”) in accordance with the terms of the NOV Nonqualified Plan, as amended.

Section 6.2. Participation; Distributions. The Nonqualified Plan Participants shall cease contributing to and accruing benefits under the NOV Nonqualified Plan as of the Distribution Date or Transfer Date, as applicable. Subject to the terms of the applicable NOV Nonqualified Plan, none of the transactions contemplated by the Separation Agreement or any Ancillary Agreement will trigger a payment or distribution of compensation under the NOV Nonqualified Plan for any Nonqualified Plan Participant. The payment or distribution of any compensation to which any Nonqualified Plan Participant is entitled under the NOV Nonqualified Plan will occur upon such Nonqualified Plan Participant’s separation from service from the SpinCo Group, if so provided pursuant to the terms of such plan and any applicable deferral election, or at such other time as provided in the NOV Nonqualified Plan or such Nonqualified Plan Participant’s deferral election.

Section 6.3. Establishment of SpinCo Nonqualified Plan. On or prior to the Distribution Date, SpinCo shall, or shall cause another SpinCo Entity to, establish and adopt a nonqualified deferred compensation plan (the “SpinCo Nonqualified Plan”), which will provide nonqualified deferred compensation benefits substantially similar to those provided pursuant to the NOV Nonqualified Plan to each SpinCo Group Employee or Post Distribution Transferred Employee who is transferred from the NOV Group to the SpinCo Group who is a participant in the NOV Nonqualified Plan as of the Distribution Date (“SpinCo Nonqualified Plan Beneficiaries”).

Section 6.4. Continuation of Elections. As of the Distribution Date, SpinCo (acting directly or through its Affiliates) shall cause the SpinCo Nonqualified Plan to recognize and maintain all NOV Nonqualified Plan elections, including but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Nonqualified Plan Beneficiaries, to the extent such election or designation is available under the SpinCo Nonqualified Plan. Prior to the Distribution Date, NOV shall provide written notice to all individuals anticipated to be SpinCo 401(k) Plan Beneficiaries of the intended continuation of such elections. Any deferrals under the SpinCo Nonqualified Plan with respect to SpinCo Nonqualified Plan Beneficiaries will begin on the first payroll period following the Distribution Date or Transfer Date, as applicable.

Section 6.5. Transfer of Assets. Not earlier than the 10th anniversary of the Distribution Date (or such earlier time as SpinCo may elect in its sole discretion), NOV shall cause all accounts remaining in the NOV Nonqualified Plan at such time that are attributable to SpinCo Employees or Post Distribution Transferred Employees and all of the Assets and Liabilities in the NOV Nonqualified Plan related thereto to be transferred in-kind to the SpinCo Nonqualified Plan, and SpinCo shall cause the SpinCo Nonqualified Plan to accept such transfer of accounts, Assets and Liabilities and, effective as of such transfer, to assume and to fully perform, pay and discharge, all obligations of the NOV Nonqualified Plan relating to such accounts (to the extent the Assets related to those accounts are actually transferred from the NOV Nonqualified Plan to the SpinCo Nonqualified Plan) as of the date of such transfer.

ARTICLE VII.

U.S. HEALTH & WELFARE PLANS

Section 7.1. Establishment of SpinCo Welfare Plans. On or prior to the Distribution Date, SpinCo shall, or shall cause another SpinCo Entity to, take commercially reasonable steps to establish and adopt SpinCo Welfare Plans, which will provide welfare benefits to each SpinCo Group Employee or Post Distribution Transferred Employee who is transferred from the NOV Group to the SpinCo Group who is a participant, as of the Distribution Date or Transfer Date, as applicable, in the analogous NOV Welfare Plans (and their eligible spouses and dependents, as the case may be) (collectively, the “SpinCo Welfare Plan Participants”). Coverage and benefits under the SpinCo Welfare Plans shall be intended to be provided to the SpinCo Welfare Plan Participants on an uninterrupted basis under the newly established SpinCo Welfare Plans. Subject to applicable Law and the terms of the applicable NOV Welfare Plans, SpinCo Welfare Plan Participants shall cease to be eligible for coverage under the NOV Welfare Plans at the Distribution Date or Transfer Date, as applicable.

Section 7.2. Transitional Matters Under SpinCo Welfare Plans

(a) Treatment of Claims Incurred.

(i) Liability for Claims. With respect to unpaid covered claims incurred prior to the Distribution Date or Transfer Date, as applicable, by any SpinCo Welfare Plan Participant under any NOV Welfare Plans, including claims that are self-insured and claims that are fully insured through third-party insurance, NOV shall retain and be responsible for the payment for such claims or shall cause such NOV Welfare Plans to fully perform, pay and discharge all such claims, as the case may be, and except as provided in Section 7.2(a)(iv), no SpinCo Entity shall be responsible for any Liability with respect to any such claims.

(ii) Claims Incurred. For purposes of this Section 7.2(a), a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; (C) with respect to short- and long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense; and (D) with respect to any other claim, upon the date of the event giving rise to such claim.

(iii) Short and Long Term Disability Benefits. Employees of the SpinCo Group who are receiving Short Term Disability or Long Term Disability (“Disability”) benefits immediately prior to the Distribution Date shall have their employment transferred to a NOV Entity effective immediately prior to the Distribution Date and shall be NOV Group Employees for all purposes of this Agreement. If any such Employee is released to return to work or becomes no longer entitled to receive Disability benefits on or after the Distribution Date, and provided that SpinCo is notified by NOV in writing of such fact, SpinCo shall consider if there are any positions within the SpinCo Group for which such Employee may be qualified, but SpinCo shall have no obligation to hire such Employee.

(b) COBRA and HIPAA. The NOV Group shall be responsible for the COBRA claims incurred by Employees (and their qualifying beneficiaries) prior to the Distribution Date or Transfer Date, as applicable, regardless of whether payments for such claims are made or due after the Distribution Date or Transfer Date, as applicable. At and after the Distribution Date, SpinCo shall assume all requirements under COBRA with respect to all SpinCo Group Employees or Post Distribution Transferred Employees (and their qualifying beneficiaries) who, as of the Distribution Date or Transfer Date, as applicable, are covered under a SpinCo Benefit Plan and who have a COBRA qualifying event (as defined in Section 4980B of the Code) on or after the Distribution Date or Transfer Date. NOV (acting directly or through its Affiliates) shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA applicable to the NOV Welfare Plans with respect to SpinCo Group Employees or Post Distribution Transferred Employees. Neither the Distribution nor any transfers of employment that occur as of the Distribution Date shall constitute a COBRA qualifying event (as defined in Section 4980B of the Code).

Section 7.3. Waiver of Conditions or Restrictions. Unless prohibited by applicable Law and subject to the cooperation of applicable third-party insurers and administrators, SpinCo will take commercially reasonable steps to cause the SpinCo Welfare Plans to waive all limitations as to preexisting conditions, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to the SpinCo Welfare Plan Participant following the Distribution Date or Transfer Date, as applicable, to the extent that such Employee had previously satisfied such limitation under the corresponding NOV Welfare Plan.

Section 7.4. Insurance Contracts. To the extent any NOV Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, NOV and SpinCo will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for SpinCo (except to the extent changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both NOV and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any new or additional premiums, charges, or administrative fees that such Party may incur with respect to its insurance coverage pursuant to this Section 7.4.

Section 7.5. Third-Party Vendors. Except as provided below, to the extent any NOV Welfare Plan is administered by a third-party vendor, NOV and SpinCo will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SpinCo and to maintain any pricing discounts or other preferential terms for both NOV and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any new or additional premiums, charges, or administrative fees that such Party may incur with respect to its contracts pursuant to this Section 7.5.

Section 7.6. Workers’ Compensation. With respect to claims for workers compensation in the United States, (a) the NOV Group shall be responsible for claims in respect of (i) NOV Group Employees and Former Employees, whether occurring prior to, on or following the Distribution Date and (ii) SpinCo Group Employees occurring prior to the Distribution Date, and (b) the SpinCo Group shall be responsible for all claims in respect of SpinCo Group Employees and Post Distribution Transferred Employees occurring on or following the Distribution Date or Transfer Date, respectively. For purposes of this Section 7.6, claims shall be deemed to be incurred upon the occurrence of the injury giving rise to such claim.

Section 7.7. Reimbursement Account Plan. On or prior to the Distribution Date, SpinCo shall, or shall cause another SpinCo Entity to, take commercially reasonable steps to establish and adopt a health and dependent care reimbursement account plan (the “SpinCo Reimbursement Account Plan”) substantially identical to the health and dependent care reimbursement account plan maintained by NOV immediately prior to the Distribution for the benefit of SpinCo Welfare Plan Participants immediately prior to the Distribution Date (the “NOV Reimbursement Account Plan”). The Parties shall take all actions appropriate to cause a spin-off of the portion of the NOV Reimbursement Account Plan covering SpinCo Group Employees to the SpinCo Reimbursement Account Plan in accordance with Revenue Ruling 2002-32 and subsequent guidance. Participant elections, contribution levels and coverage levels, as in effect prior to the Distribution Date, as applicable, under the NOV Reimbursement Account Plan, will continue to be effective on and after the Distribution Date, as applicable, under the SpinCo Reimbursement Account Plan. Prior to the Distribution Date, NOV shall provide written notice to all individuals anticipated to be participate in the SpinCo Reimbursement Account Plan immediately after the Distribution of the intended continuation of such elections. As soon as reasonably practicable following the Distribution Date, NOV will transfer to SpinCo or a SpinCo Entity an amount equal to the aggregate participant contributions to the NOV Reimbursement Plan made in the calendar year in which the Distribution Date occurs through the Distribution

Date, less reimbursements during that period. NOV will not be responsible for, and will have no liability relating to, resulting from, or arising out of the provision of health reimbursement and dependent care reimbursement benefits to SpinCo Group Employees following the transfer of the health flexible spending account balances and dependent care flexible spending account balances to the SpinCo Reimbursement Account Plan, except to the extent related to the transfer of balances from the NOV Reimbursement Account Plan to the SpinCo Reimbursement Account Plan. SpinCo intends that the SpinCo Reimbursement Account Plan will be available on and after the Distribution Date.

ARTICLE VIII.

BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 8.1. Termination of Participation. Except as otherwise provided under applicable Law, the applicable NOV Benefit Plan or this Agreement or in the Transition Services Agreement, effective as of the Distribution Date or Transfer Date, SpinCo Group Employees and Post Distribution Transferred Employees, respectively, shall cease participating in any NOV Benefit Plan.

Section 8.2. Accrued Time Off. SpinCo shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits that accrued on or prior to the Distribution Date (with respect to SpinCo Group Employees) or the Transfer Date (with respect to Post Distribution Transferred Employees), and SpinCo shall credit each SpinCo Group or Post Distribution Transferred Employee with such accrual. Within thirty (30) days after the Distribution Date or Transfer Date, as applicable, the NOV Group will calculate (which calculation SpinCo may review and approve prior to payment pursuant thereto) the accrued, used and unused vacation entitlement of the SpinCo Group and Post Distribution Transferred Employees as of the time immediately prior to the Distribution Date or Transfer Date, as applicable, except for any carry-over amounts from calendar year 2013 to 2014, and shall make a cash payment based on such Employee’s annualized rate of pay immediately prior to the Distribution Date or Transfer Date, as applicable, to the SpinCo Group in respect of the vacation entitlement of the SpinCo Group Employee or Post Distribution Transferred Employee, as applicable.

Section 8.3. Leaves of Absence. SpinCo will continue to apply the appropriate leave of absence policies (including compliance with the Family and Medical Leave Act) applicable to inactive SpinCo Group Employees and Post Distribution Transferred Employees who are on an approved leave of absence as of the Distribution Date or Transfer Date, as applicable. Subject to Section 7.2, leaves of absence taken by SpinCo Group or Post Distribution Transferred Employees prior to the Distribution Date or Transfer Date, as applicable, and from which such Employees have not returned to active employment as of the Distribution Date or Transfer Date, as applicable, shall be deemed to have been taken as employees of a SpinCo Entity.

ARTICLE IX.

NON-U.S. EMPLOYEES

Section 9.1. General Principles. Except as explicitly set forth in this Article IX, NOV Group Employees and SpinCo Group Employees who are resident outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and obligations shall be treated in the same manner as the NOV Group Employees and SpinCo Group Employees who are resident of the United States are treated under this Agreement, mutatis mutandis. All actions taken with respect to non-U.S. Employees in connection with the Distribution will be accomplished in accordance with applicable Law and custom in each of the applicable jurisdictions.

Section 9.2. Treatment of Equity Awards Held By Non-U.S. Employees.

(a) Canadian Holders. For the purposes of this Agreement a NOV Option, NOV RSA or NOV PSA, as applicable, is held by a “Canadian Holder” if such NOV Option, NOV RSA or NOV PSA is held by a Person who is a resident of Canada for the purposes of Canada Tax Act or by a Person who was granted such NOV Option, NOV RSA or NOV PSA in respect of, in the course of, or by virtue of employment in Canada. In respect of any NOV Option, NOV RSA or NOV PSA held by a Canadian Holder, notwithstanding the other provisions of Sections 4.1, 4.2 or 4.3, as applicable, the following rules apply:

(i) Timing for Canadian Holders. The adjustment or conversion of each NOV Option, NOV RSA or NOV PSA held by a Canadian Holder shall be effected with such modifications as may be required such that any action under Sections 4.1, 4.2 or 4.3 which is called for at or as of the Distribution Date shall be taken or completed immediately prior to the Distribution Date;

(ii) Application of Canada Tax Act. It is intended that the provisions of subsection 7(1.4) of the Canada Tax Act apply to the adjustment or conversion of each NOV Option, NOV RSA or NOV PSA held by a Canadian Holder.

(iii) Greater Certainty. For greater certainty, in respect of the application of subsection 7(1.4) of the Canada Tax Act to the adjustment or conversion of any NOV Option, NOV RSA or NOV PSA held by a Canadian Holder, the computation of each amount under Sections 4.1, 4.2 or 4.3, as applicable, shall be undertaken in respect of each such NOV Option, NOV RSA or NOV PSA such that, for purposes of subsection 7(1.4) of the Canada Tax Act,

(x) the amount by which the total value immediately after the Distribution Date of the rights of the Canadian Holder to acquire securities of NOV or SpinCo, as applicable, exceeds of the total of the amount payable to acquire such securities does not exceed

(y) the amount by which the total value immediately before the Distribution Date of the rights of the Canadian Holder to acquire securities of NOV under the applicable NOV Option, NOV RSA or NOV PSA exceeds of the total of the amount payable to acquire such securities and NOV or SpinCo, as applicable, shall take all such steps and shall make all such adjustments effective as of the Distribution Date as are necessary to ensure that the conversions or adjustments pursuant to Sections 4.1 or 4.2 are in compliance with the provisions of subsection 7(1.4) of the Canada Tax Act.

(b) [Intentionally omitted.]

ARTICLE X.

GENERAL PROVISIONS

Section 10.1. Preservation of Rights to Amend. The rights of each NOV Entity and each SpinCo Entity to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 10.2. Entire Agreement. This Agreement, together with the documents referenced herein (including the Separation Agreement, the Ancillary Agreements, the plans and agreements referenced herein and any annexes, schedules and exhibits hereto and thereto), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Separation Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 10.3. Binding Effect; No Third-Party Beneficiaries; No Amendment of Plans; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and their respective Affiliates and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other rights.

Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Party.

Section 10.4. Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 10.5. Remedies Cumulative. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.6. Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be made or given in accordance with the provisions of Section 10.5 of the Separation Agreement.

Section 10.7. Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 10.8. Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, void, illegal, or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, void, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement in a manner acceptable to the Parties so as to effect as closely as, and to the fullest extent, possible the original intent of the Parties. If any provision in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.9. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, irrespective of the choice of laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance, and remedies.

Section 10.10. Dispute Resolution. The dispute resolution procedures set forth in Article IV of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

Section 10.11. Performance. Each of NOV and SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any NOV Entity and any SpinCo Entity, respectively. The Parties each shall take such further actions and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other to carry out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 10.12. Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect. In such event, no Party shall have any liability or obligation to any person by reason of this Agreement.

Section 10.13. Additional Indemnification Matters. THE RELEASES AND INDEMNIFICATION OBLIGATIONS OF THE PARTIES IN THIS AGREEMENT ARE EXPRESSLY INTENDED, AND SHALL OPERATE AND BE CONSTRUED, TO APPLY EVEN WHERE THE LOSSES OR LIABILITIES FOR WHICH THE RELEASE AND/OR INDEMNITY ARE GIVEN ARE CAUSED, IN WHOLE OR IN PART, BY THE SOLE, JOINT, JOINT AND SEVERAL, CONCURRENT, CONTRIBUTORY, ACTIVE OR PASSIVE NEGLIGENCE OR THE STRICT LIABILITY OR FAULT OF THE PARTY BEING RELEASED OR INDEMNIFIED.

[ Signatures of the Parties on Next Page ]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

NATIONAL OILWELL VARCO, INC.

By:	/s/ Dwight W. Rettig
Name: Dwight W. Rettig
`	Title: Executive Vice President and General Counsel

NOW INC.

By:	/s/ Daniel L. Molinaro
Name: Daniel L. Molinaro
Title: Senior Vice President and CFO